PLEDGE AGREEMENT
dated as of December 28, 2011
among
VERIFONE INTERMEDIATE HOLDINGS, INC.,
VERIFONE, INC.,
THE SUBSIDIARY GUARANTORS FROM TIME TO TIME PARTY HERETO
and
JPMORGAN CHASE BANK, N.A.,
as Collateral Agent

TABLE OF CONTENTS*
Page
ARTICLE I
DEFINITIONS

Section 1.01	Terms Defined in the Credit Agreement 1

Section 1.02	Terms Defined in the UCC 1

Section 1.03	Additional Definitions 2

Section 1.04	Terms Generally 6
ARTICLE II
THE SECURITY INTERESTS

Section 2.01	Grant of Security Interests 7

Section 2.02	Pledged Collateral 7

Section 2.03	Security Interests Absolute 8

Section 2.04	Continuing Liability of the Loan Parties 9
ARTICLE III
REPRESENTATIONS AND WARRANTIES

Section 3.01	Title to Pledged Collateral 9

Section 3.02	Validity, Perfection and Priority of Security Interests 9

Section 3.03	Collateral 10

Section 3.04	No Consents 10
ARTICLE IV
COVENANTS

Section 4.01	Delivery of Pledged Collateral 11

Section 4.02	Delivery of Perfection Certificate; Filing of Financing Statements 11

Section 4.03	Change of Name, Identity, Structure or Location; Subjection to Other Security Agreements 11

Section 4.04	Further Actions 12

Section 4.05	Disposition of Pledged Collateral 12

Section 4.06	Additional Pledged Collateral 12

Section 4.07	Information Regarding Pledged Collateral 13
ARTICLE V
DISTRIBUTIONS ON PLEDGED COLLATERAL; VOTING

Section 5.01	Right to Receive Distributions on Pledged Collateral; Voting 13
ARTICLE VI
GENERAL AUTHORITY; REMEDIES

Section 6.01	General Authority 14

Section 6.02	Authority of Collateral Agent 15

Section 6.03	Remedies upon Event of Default 15

Section 6.04	Securities Act; Registration Rights 17

Section 6.05	Other Rights of the Collateral Agent 19

Section 6.06	Limitation on Duty of Collateral Agent in Respect of Pledged Collateral 19

Section 6.07	Waiver and Estoppel 19

Section 6.08	Application of Proceeds 20

*	The Table of Contents is not a part of the Pledge Agreement.

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Page
ARTICLE VII
THE COLLATERAL AGENT

Section 7.01	Concerning the Collateral Agent 21

Section 7.02	Appointment of Co-Collateral Agent 21

Section 7.03	Appointment of Sub-Agents 21
ARTICLE VIII
MISCELLANEOUS

Section 8.01	Notices 22

Section 8.02	No Waivers; Non-Exclusive Remedies 22

Section 8.03	Compensation and Expenses of the Collateral Agent; Indemni-fication 22

Section 8.04	Enforcement 24

Section 8.05	Amendments and Waivers 24

Section 8.06	Successors and Assigns 25

Section 8.07	Governing Law 25

Section 8.08	Limitation of Law; Severability 25

Section 8.09	Counterparts; Effectiveness 25

Section 8.10	Additional Loan Parties 26

Section 8.11	Termination; Release of Loan Parties 26

Section 8.12	Entire Agreement 26

Schedules:

Schedule I    –    List of Pledged Shares
Schedule II    –    List of Pledged Notes
Schedule III    –    List of Pledged LLC Interests
Schedule IV    –    List of Pledged Partnership Interests
Schedule 4.01    –    Certain Post-Closing Matters

Exhibits:

Exhibit A    –    Form of Issuer Control Agreement

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PLEDGE AGREEMENT dated as of December 28, 2011 (as amended, restated, modified or supplemented from time to time, this “Agreement”) among VERIFONE INTERMEDIATE HOLDINGS, INC., VERIFONE INC., the SUBSIDIARY GUARANTORS from time to time party hereto and JPMORGAN CHASE BANK, N.A., as Collateral Agent for the benefit of the Finance Parties referred to herein.

VeriFone Intermediate Holdings, Inc., a Delaware corporation (“Holdings”), and VeriFone, Inc., a Delaware corporation (the “Borrower”), propose to enter into a Credit Agreement dated as of December 28, 2011 (as amended, restated, modified or supplemented from time to time and including any agreement extending the maturity of, refinancing or otherwise amending, amending and restating or otherwise modifying or restructuring all or any portion of the obligations of the Borrower under such agreement or any successor agreement, the “Credit Agreement”; the terms defined therein which are not otherwise defined herein being used herein as therein defined) among Holdings, the Borrower, the banks and other lending institutions from time to time party thereto (each a “Lender” and, collectively, the “Lenders”), JPMorgan Chase Bank, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender (together with its successor or successors in each such capacity, the “Administrative Agent,” the “L/C Issuer” and the “Swing Line Lender,” respectively), Merrill Lynch, Pierce Fenner & Smith Incorporated and Wells Fargo Bank, National Association, as Co-Syndication Agents (together with their respective successors in such capacity, the “Co-Syndication Agents”) and Barclays Bank PLC and RBC Capital Markets, as Co-Documentation Agents (together with their respective successors in such capacity, the “Co-Documentation Agents”).
To induce the Lenders to enter into the Credit Agreement and the other Loan Documents), the Cash Management Banks to provide financial accommodations in respect of Cash Management Obligations and the Swap Creditors to enter into Swap Agreements with one or more Loan Parties permitted under the Credit Agreement, and as a condition precedent to the obligations of the Lenders under the Credit Agreement, each of Holdings and Subsidiary Guarantors have agreed, jointly and severally, to provide a guaranty of all obligations of the Borrower and the other Loan Parties under or in respect of the Finance Documents.
As a further condition precedent to the obligations of the Lenders under the Credit Agreement, Holdings, the Borrower and each Subsidiary Guarantor (each a “Loan Party” and, together with each other person that becomes a party hereto pursuant to Section 7.10 hereof and the respective successors and permitted assigns of each of the foregoing, the “Loan Parties”) has agreed or will agree to grant a continuing security interest in favor of the Collateral Agent in and to the Collateral (as hereinafter defined) to secure the Finance Obligations (as hereinafter defined). Accordingly, the parties hereto agree as follows:
ARTICLE I
DEFINITIONS
Section 1.01    Terms Defined in the Credit Agreement. Capitalized terms defined in the Credit Agreement and not otherwise defined herein have, as used herein, the respective meanings provided for therein.
Section 1.02    Terms Defined in the UCC. Unless otherwise defined herein or in the Credit Agreement or the context otherwise requires, the following terms, together with any uncapitalized terms used herein which are defined in the UCC (as defined below), have the respective meanings provi-ded in the UCC: (i) Certificated Security; (ii) Financial Asset; (iii) Investment Property; (iv) Payment Intangible; (v) Proceeds; (vi) Securities Account; (vii) Securities Intermediary; (viii) Security; (ix) Security Certificate; (x) Uncertificated Security; and (xi) Security Entitlement.

Section 1.03    Additional Definitions. Terms defined in the introductory section hereof have the respective meanings set forth therein. The following additional terms, as used herein, have the following respective meanings:
“Account Control Agreement” means with respect to a Securities Account, a securities control agreement in a form reasonably acceptable in form and substance to the Collateral Agent, among one or more Loan Parties, the Collateral Agent and the Securities Intermediary which maintains such Securities Account, in each case as the same may be amended, restated, modified or supplemented from time to time.
“Collateral Agent” means JPMorgan Chase Bank, N.A., in its capacity as collateral agent for the Finance Parties, and its successor or successors in such capacity.
“Delivery” and the corresponding term “Delivered” when used with respect to Pledged Collateral means:
(i)    in the case of Pledged Collateral constituting Certificated Securities, transfer thereof to the Collateral Agent or its nominee or custodian by physical delivery to the Collateral Agent or its nominee or custodian, such Pledged Collateral to be in suitable form for transfer by delivery, or accompanied by undated instruments of transfer or assignment duly executed in blank;
(ii)    in the case of Pledged Collateral constituting Uncertificated Securities, (A) registration thereof on the books and records of the issuer thereof in the name of the Collateral Agent or its nominee or custodian (who may not be a Securities Intermediary) or (B) the execution and delivery by the issuer thereof of an effective agreement, substantially in the form of Exhibit A hereto (each an “Issuer Control Agreement”), pursuant to which such issuer agrees that it will comply with instructions originated by the Collateral Agent or such nominee or custodian without further consent of the registered owner of such Pledged Collateral or any other Person;
(iii)    in the case of Pledged Collateral constituting Security Entitlements or other Financial Assets deposited in or credited to a Securities Account, at the option of the Borrower (A) completion of all actions necessary to constitute the Collateral Agent or its nominee or custodian the entitlement holder with respect to each such Security Entitlement or (B) the execution and delivery by the relevant Securities Intermediary of an effective Account Control Agreement pursuant to which such Securities Intermediary agrees to comply with all entitlement orders originated by the Collateral Agent or such nominee or custodian without further consent by the relevant entitlement holder or any other Person;
(iv)    in the case of LLC Interests and Partnership Interests which do not constitute Securities, (A) compliance with the provisions of clause (i) above for each such item of Pledged Collateral which is represented by a certificate and (B) compliance with the provisions of clause (ii) above for each such item of Pledged Collateral which is not evidenced by a certificate;
(v)    in the case of Pledged Collateral which constitute Instruments, transfer thereof to the Collateral Agent or its nominee or custodian by physical delivery to the Collateral Agent or its nominee or custodian indorsed to, or registered in the name of, the Collateral Agent or its nominee or custodian or indorsed in blank; and
(vi)    in the case of cash, transfer thereof to the Collateral Agent or its nominee or custodian by physical delivery to the Collateral Agent or its nominee or custodian;
and in each case such additional or alternative procedures as may hereafter become reasonably appropriate to grant control of, or otherwise perfect a security interest in, any Pledged Collateral in favor of the Collateral Agent or its nominee or custodian, consistent with changes in applicable Law or regulations or the interpretation thereof.
“Event of Default” means one or more Events of Default, as such term is defined in the Credit Agreement.
“Excluded Assets” has the meaning set forth in Section 2.02(b) of this Agreement.
“Federal Securities Laws” has the meaning set forth in Section 6.03(a) of this Agreement.
“General Intangibles” means all “general intangibles” (as defined in the UCC), including, without limitation, (i) all Payment Intangibles and other obligations and indebtedness owing to any Loan Party in respect of Pledged Collateral and (ii) all interests in limited liability companies and/or partnerships which interests do not constitute Securities.
“Immaterial First Tier Foreign Subsidiary” means any direct Foreign Subsidiary of a Loan Party; provided that (i) the total assets (when combined with the assets of such Foreign Subsidiary’s Subsidiaries, after eliminating intercompany obligations) of all Immaterial First Tier Foreign Subsidiaries in the aggregate at the last day of the most recently ended four full fiscal quarters on or prior to such determination date for which financial statements have been delivered pursuant to Section 6.01(a) or (b) of the Credit Agreement, were in the aggregate less than 5% of the Consolidated Total Assets of the Borrower and its Restricted Subsidiaries at such date and (ii) the gross revenues (when combined with the revenues of such Foreign Subsidiary’s Subsidiaries, after eliminating intercompany obligations) of all Immaterial First Tier Foreign Subsidiaries in the aggregate for such four full fiscal quarters were less than 5% of the consolidated gross revenues of the Borrower and its Restricted Subsidiaries for such period, in each case determined in accordance with GAAP.
“Indemnitee” has the meaning set forth in Section 8.03(c) of this Agreement.
“Instruments” means:
(i)    the promissory notes described on Schedule II hereto, as such Schedule may be amended, supplemented or modified from time to time (the “Pledged Notes”), and all interest, distributions, cash, instruments and other property, income, profits and proceeds from time to time received or receivable or otherwise made upon or distributed in respect of or in exchange for any or all of the Pledged Notes;
(ii)    all additional or substitute promissory notes from time to time issued to or otherwise acquired by any Loan Party in any manner in respect of Pledged Notes or otherwise, and all interest, distributions, cash, instruments and other property, income, profits and proceeds from time to time received or receivable or otherwise made upon or distributed in respect of such additional or substitute notes; and
(iii)    all promissory notes, bankers’ acceptances, commercial paper, negotiable certificates of deposit and other obligations constituting “instruments” within the meaning of the UCC;
and to the extent not otherwise included in the foregoing, all cash and non-cash Proceeds thereof.
“LLC Interests” means:
(i)    the limited liability company membership interests described on Schedule III hereto, as such Schedule may be amended, supplemented or modified from time to time (the “Pledged LLC Interests”), and all dividends, distributions, cash, instruments and other property, income, profits and proceeds from time to time received or receivable or otherwise made upon or distributed in respect of or in exchange for any or all of the Pledged LLC Interests;

(ii)    all additional or substitute limited liability company membership interests from time to time issued to or otherwise acquired by any Loan Party in any manner in respect of Pledged LLC Interests or otherwise, and all dividends, distributions, cash, instruments and other property, income, profits and proceeds from time to time received or receivable or otherwise made upon or distributed in respect of such additional or substitute membership interests;
(iii)    all right, title and interest of any Loan Party in each limited liability company to which any Pledged LLC Interest relates, including, without limitation:
(A)    all interests of such Loan Party in the capital of such limited liability company and in all profits, losses and assets, whether tangible or intangible and whether real, personal or mixed, of such limited liability company, and all other distributions to which such Loan Party shall at any time be entitled in respect of such Pledged LLC Interests;
(B)    all other payments due or to become due to such Loan Party in respect of Pledged LLC Interests, whether under any limited liability company agreement or operating agreement or otherwise and whether as contractual obligations, damages, insurance proceeds or otherwise;
(C)    all of such Loan Party’s claims, rights, powers, privileges, authority, options, security interests, liens and remedies, if any, under any limited liability company agreement or operating agreement, or at Law or otherwise in respect of such Pledged LLC Interests;
(D)    all present and future claims, if any, of such Loan Party against any such limited liability company for moneys loaned or advanced, for services rendered or otherwise; and
(E)    all of such Loan Party’s rights under any limited liability company agreement or operating agreement or at law to exercise and enforce every right, power, remedy, authority, option and privilege of such Loan Party relating to such Pledged LLC Interests, including any power to terminate, cancel or modify any limited liability company agreement or operating agreement, to execute any instruments and to take any and all other action on behalf of and in the name of such Loan Party in respect of such Pledged LLC Interests and any such limited liability company, to make determinations, to exercise any election (including, without limitation, election of remedies) or option to give or receive any notice, consent, amendment, waiver or approval, together with full power and authority to demand, receive, enforce, collect or give receipt for any of the foregoing or for any assets of any such limited liability company, to enforce or execute any checks or other instruments or orders, to file any claims and to take any other action in connection with any of the foregoing;
and, in each case to the extent not otherwise included in the foregoing, all cash and non-cash Proceeds thereof.
“Loan Party” means Holdings, the Borrower, any Subsidiary Guarantor and each other Loan Party, and “Loan Parties” means all of them, collectively.
“Partnership Interests” means:
(i)    the partnership interests described on Schedule IV hereto, as such Schedule may be amended, supplemented or modified from time to time (the “Pledged Partnership Interests”), and all dividends, distributions, cash, instruments and other property, income, profits and proceeds from time to time received or receivable or otherwise made upon or distributed in respect of or in exchange for any or all of the Pledged Partnership Interests;
(ii)    all additional or substitute partnership interests from time to time issued to or otherwise acquired by any Loan Party in any manner in respect of Pledged Partnership Interests or otherwise, and all dividends, distributions, cash, instruments and other property, income, profits and proceeds from time to time received or receivable or otherwise made upon or distributed in respect of such additional or substitute partnership interests;
(iii)    all right, title and interest of any Loan Party in each partnership to which any Pledged Partnership Interest relates, including, without limitation:
(A)    all interests of such Loan Party in the capital of such partnership and in all profits, losses and assets, whether tangible or intangible and whether real, personal or mixed, of such partnership, and all other distributions to which such Loan Party shall at any time be entitled in respect of such Pledged Partnership Interests;
(B)    all other payments due or to become due to such Loan Party in respect of Pledged Partnership Interests, whether under any partnership agreement or otherwise and whether as contractual obligations, damages, insurance proceeds or otherwise;
(C)    all of such Loan Party’s claims, rights, powers, privileges, authority, options, security interests, liens and remedies, if any, under any partnership agreement, or at Law or otherwise in respect of such Pledged Partnership Interests;
(D)    all present and future claims, if any, of such Loan Party against any such partnership for moneys loaned or advanced, for services rendered or otherwise; and
(E)    all of such Loan Party’s rights under any partnership agreement or at Law to exercise and enforce every right, power, remedy, authority, option and privilege of such Loan Party relating to such Pledged Partnership Interests, including any power to terminate, cancel or modify any partnership agreement, to execute any instruments and to take any and all other action on behalf of and in the name of such Loan Party in respect of such Pledged Partnership Interests and any such partnership, to make determinations, to exercise any election (including, without limitation, election of remedies) or option to give or receive any notice, consent, amendment, waiver or approval, together with full power and authority to demand, receive, enforce, collect or give receipt for any of the foregoing or for any assets of any such partnership, to enforce or execute any checks or other instruments or orders, to file any claims and to take any other action in connection with any of the foregoing;
and in each case to the extent not otherwise included in the foregoing, all cash and non-cash Proceeds thereof.
“Perfection Certificate” means a certificate, substantially in the form of Exhibit F-3 to the Credit Agreement, completed and supplemented with the schedules and attachments contemplated thereby.
“Permitted Lien” means any Permitted Lien as defined in the Credit Agreement.
“Pledged Collateral” has the meaning set forth in Section 2.02 of this Agreement.
“Pledged LLC Interests” has the meaning set forth in clause (i) of the definition of “LLC Interests.”
“Pledged Notes” has the meaning set forth in clause (i) of the definition of “Instruments”.

“Pledged Partnership Interests” has the meaning set forth in clause (i) of the definition of “Partnership Interests”.
“Pledged Shares” has the meaning set forth in clause (i) of the definition of “Stock.”
“Security Agreement” means the Security Agreement, substantially in the form of Exhibit F-1 to the Credit Agreement, dated as of the date hereof among Holdings, the Borrower, the Subsidiary Guarantors and the Collateral Agent, as the same may be amended, modified or supplemented from time to time.
“Security Interests” means the security interests in the Pledged Collateral granted under this Agreement securing the Finance Obligations.
“Stock” means:
(i)    the shares of capital stock and other Securities described on Schedule I hereto, as such Schedule may be amended, supplemented or modified from time to time (the “Pledged Shares”), and all dividends, interest, distributions, cash, instruments and other property, income, profits and proceeds from time to time received, receivable or otherwise made upon or distributed in respect of or in exchange for any or all of the Pledged Shares; and
(ii)    all additional or substitute shares of capital stock or other equity interests of any class of any issuer from time to time issued to or otherwise acquired by any Loan Party in any manner in respect of Pledged Shares or otherwise, the certificates representing such additional or substitute shares, and all dividends, interest, distributions, cash, instruments and other property, income, profits and proceeds from time to time received, receivable or otherwise made upon or distributed in respect of or in exchange for any or all of such additional or substitute shares;
and in each case to the extent not otherwise included in the foregoing, all cash and non-cash proceeds thereof.
“Supporting Obligation” means a letter-of-credit right, guaranty or other secondary obligation supporting, or any Lien securing, the payment or performance of one or more Instruments, Investment Property or other item of Pledged Collateral.
“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided that if by reason of mandatory provisions of Law, the perfection, the effect of perfection or non-perfection or the priority of the Security Interests in any Pledged Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “UCC” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.
Section 1.04    Terms Generally. The definitions in Sections 1.02 and 1.03 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context, shall otherwise require. Unless otherwise expressly provided herein, the word “day” means a calendar day.

ARTICLE II
THE SECURITY INTERESTS
Section 2.01    Grant of Security Interests. To secure the due and punctual payment of all Finance Obligations under the Finance Documents, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing or due or to become due, in accordance with the terms thereof and to secure the performance of all of the Finance Obligations of each Loan Party hereunder and under the other Finance Documents, each Loan Party hereby grants to the Collateral Agent for the benefit of the Finance Parties a security interest in, and each Loan Party hereby pledges and collaterally assigns to the Collateral Agent for the benefit of the Finance Parties, all of such Loan Party’s right, title and interest in, to and under the Pledged Collateral.
Section 2.02    Pledged Collateral. (a) All right, title and interest of each Loan Party in, to and under the following property, whether now owned or existing or hereafter created or acquired by a Loan Party, whether tangible or intangible, and regardless of where located, are herein collectively called the “Pledged Collateral”:
(i)    Stock;
(ii)    Instruments;
(iii)    LLC Interests;
(iv)    Partnership Interests;
(v)    Investment Property;
(vi)    Financial Assets;
(vii)    all General Intangibles; and
(viii)    to the extent not otherwise included, all Proceeds of all or any of the Pledged Collateral described in clauses (i) through (vii) hereof;
(b)    Notwithstanding anything herein to the contrary, in no event shall the Pledged Collateral include or the security interest created by this Agreement attach to the following (all of which being hereinafter collectively referred to as the “Excluded Assets”):
(1)    except as otherwise required by Section 6.12(d) of the Credit Agreement, shares of capital stock having voting power in excess of 65% of the voting power of all classes of capital stock of any Subsidiary of any Loan Party that (x) constitutes an Excluded Subsidiary meeting the conditions set forth in clause (d) of the definition thereof or (y) is Foreign Subsidiary,
(2)    Equity Interests constituting margin stock; and
(3)     Equity Interests of non-wholly owned Subsidiaries which cannot be pledged without the consent of another party (other than another Loan Party) pursuant to the terms of the Organization Documents of such non-Wholly Owned Subsidiary (after giving effect to Sections 9-406 and 9-408 of the UCC and other applicable Law);
provided, however, that the Excluded Assets shall not include any Proceeds, substitutions or replacements of any Excluded Property referred to in clause (1) through (3) (unless such Proceeds, substitutions or replacements would constitute Excluded Assets referred to in clauses (1) through (3)).

Section 2.03    Security Interests Absolute. All rights of the Collateral Agent, all security interests hereunder and all obligations of each Loan Party hereunder are unconditional and absolute and independent and separate from any other security for or guaranty of the Finance Obligations, whether executed by such Loan Party, any other Loan Party or any other Person. Without limiting the generality of the foregoing, the obligations of each Loan Party hereunder shall not be released, discharged or otherwise affected or impaired by:
(i)    any extension, renewal, settlement, compromise, acceleration, waiver or release in respect of any obligation of any other Loan Party under any Finance Document or any other agreement or instrument evidencing or securing any Finance Obligation, by operation of Law or otherwise;
(ii)    any change in the manner, place, time or terms of payment of any Finance Obligation or any other amendment, supplement or modification to any Finance Document or any other agreement or instrument evidencing or securing any Finance Obligation;
(iii)    any release, non-perfection or invalidity of any direct or indirect security for any Finance Obligation, any sale, exchange, surrender, realization upon, offset against or other action in respect of any direct or indirect security for any Finance Obligation or any release of any other obligor or Loan Parties in respect of any Finance Obligation;
(iv)    any change in the existence, structure or ownership of any Loan Party, or any insolvency, bankruptcy, reorganization, arrangement, readjustment, composition, liquidation or other similar proceeding affecting any Loan Party or its assets or any resulting disallowance, release or discharge of all or any portion of any Finance Obligation;
(v)    the existence of any claim, set-off or other right which any Loan Party may have at any time against the Borrower, any other Loan Party, any Agent, any other Finance Party or any other Person, whether in connection herewith or any unrelated transaction; provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;
(vi)    any invalidity or unenforceability relating to or against the Borrower or any other Loan Party for any reason of any Finance Document or any other agreement or instrument evidencing or securing any Finance Obligation or any provision of applicable Law or regulation purporting to prohibit the payment by the Borrower or any other Loan Party of any Finance Obligation;
(vii)    any failure by any Finance Party: (A) to file or enforce a claim against any Loan Party or its estate (in a bankruptcy or other proceeding); (B) to give notice of the existence, creation or incurrence by any Loan Party of any new or additional indebtedness or obligation under or with respect to the Finance Obligations; (C) to commence any action against any Loan Party; (D) to disclose to any Loan Party any facts which such Finance Party may now or hereafter know with regard to any Loan Party; or (E) to proceed with due diligence in the collection, protection or realization upon any collateral securing the Finance Obligations;
(viii)    any direction as to application of payment by the Borrower, any other Loan Party or any other Person;
(ix)    any subordination by any Finance Party of the payment of any Finance Obligation to the payment of any other liability (whether matured or unmatured) of any Loan Party to its creditors;
(x)    any act or failure to act by the Collateral Agent or any other Finance Party under this Agreement or otherwise which may deprive any Loan Party of any right to subrogation, contribution or reimbursement against any other Loan Party or any right to recover full indemnity for any payments made by such Loan Party in respect of the Finance Obligations; or
(xi)    any other act or omission to act or delay of any kind by any Loan Party or any Finance Party or any other Person or any other circumstance whatsoever which might, but for the provisions of this clause, constitute a legal or equitable discharge of any Loan Party’s obligations hereunder, except that a Loan Party may assert the defense of final payment in full of the Finance Obligations.
Each Loan Party has irrevocably and unconditionally delivered this Agreement to the Collateral Agent, for the benefit of the Finance Parties, and the failure by any other Person to sign this Agreement or a pledge agreement similar to this Agreement or otherwise shall not discharge the obligations of any Loan Party hereunder.
This Agreement shall remain fully enforceable against each Loan Party irrespective of any defenses that any other Loan Party may have or assert in respect of the Finance Obligations, including, without limitation, failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury, except that a Loan Party may assert the defense of final payment in full of the Finance Obligations.
Section 2.04    Continuing Liability of the Loan Parties. The Security Interests are granted as security only and shall not subject the Collateral Agent or any Finance Party to, or transfer or in any way affect or modify, any obligation or liability of any Loan Party with respect to any of the Pledged Collateral or any transaction in connection therewith.
ARTICLE III
REPRESENTATIONS AND WARRANTIES
Each Loan Party represents and warrants that:
Section 3.01    Title to Pledged Collateral. Such Loan Party is the legal, record and beneficial owner of, and has good and marketable title to, all of the Pledged Collateral pledged by it hereunder, free and clear of any Liens other than Permitted Liens and Liens securing indebtedness to be repaid with the proceeds of the initial Loans under the Credit Agreement and in respect of which the Administrative Agent has received pay-off letters and instruments appropriate under local Law to effect the termination of such Liens. Other than financing statements or other similar or equivalent documents or instruments with respect to the Security Interests and Permitted Liens, no financing statement, mortgage, security agreement or similar or equivalent document or instrument covering all or any part of the Pledged Collateral is on file or of record in any jurisdiction in which such filing or recording would be effective to perfect a Lien on such Pledged Collateral. No Pledged Collateral is in the possession or control of any Person asserting any claim thereto or security interest therein, except that the Collateral Agent or its nominee, custodian or a Securities Intermediary acting on its behalf may have possession and/or control of Pledged Collateral as contemplated hereby and by the other Loan Documents.
Section 3.02    Validity, Perfection and Priority of Security Interests. The Security Interests constitute valid security interests under the UCC securing the Finance Obligations. Upon Delivery of all Pledged Collateral to the Collateral Agent in accordance with the provisions hereof and due filing of Uniform Commercial Code financing statements stating that the same covers “all assets of the Debtor”, “all personal property of the Debtor” or words of similar import in the offices specified on Schedule 4.01 of the Security Agreement, the Security Interests shall constitute perfected security interests in all right, title and interest of such Loan Party in the Pledged Collateral (subject to the requirements of Section 9-315 of the UCC with respect to any proceeds of Pledged Collateral and to the further requirement that additional steps may be necessary to perfect the Security Interests in dividends or other distributions in kind), in each case prior to all other Liens and rights of others therein except for Permitted Liens, and, to the extent control of such Pledged Collateral may be obtained pursuant to Article 8 and/or 9 of the UCC, the Collateral Agent will have control of the Pledged Collateral subject to no adverse claims of any Person. Except as set forth on Schedule 4.01 of the Security Agreement, on and as of the date hereof no registration, recordation or filing with any Governmental Authority is required in connection with the execution and delivery of this Agreement or necessary for the validity or enforceability hereof or for the perfection of the Security Interests subject to the last sentence of Section 4.04. The Security Interests are prior to all other Liens on the Pledged Collateral other than Permitted Liens having priority over the Collateral Agent’s Lien by operation of Law or otherwise as permitted under the Credit Agreement. For the avoidance of doubt, the failure to perfect the share pledge under the local law of the jurisdiction of any Foreign Subsidiary issuer shall not cause the representation and warranty in this Section 3.02 not to be true in any respect.
Section 3.03    Collateral.
(a)    Schedules I, II, III and IV hereto (as such schedules may be amended, supplemented or modified from time to time) set forth (i) the name and jurisdiction of organization of, and the ownership interest (including percentage owned and number of authorized shares or share capital) of such Loan Party in the Stock, LLC Interests and Partnership Interests issued by each of such Loan Party’s direct Subsidiaries which are required to be included in the Pledged Collateral and pledged hereunder,
(ii) all other Stock, LLC Interests and Partnership Interests directly owned by such Loan Party that are required to be included in the Pledged Collateral and pledged hereunder and (iii) the issuer, date of issuance and amount of all promissory notes having a face value in excess of $2,500,000 directly owned or held by such Loan Party that are required to be included in the Pledged Collateral and pledged hereunder. Such Loan Party holds all such Pledged Collateral directly (i.e., not through a Subsidiary, Securities Intermediary or any other Person).
(b)    All Pledged Collateral consisting of Pledged Shares, Pledged LLC Interests and Pledged Partnership Interests has been duly authorized and validly issued, is fully paid and, with respect to capital stock of a corporation non-assessable, and is subject to no options to purchase or similar rights of any Person. Except as set forth on Schedules I, III and IV hereto, (i) such Pledged Collateral constitutes 100% of the issued and outstanding shares of capital stock or other equity interests of the respective issuers thereof, (ii) no issuer of Pledged Collateral has outstanding any security convertible into or exchangeable for any shares of its capital stock or other equity interests or any warrant, option, convertible security, instrument or other interest entitling the holder thereof to acquire any such shares or any security convertible into or exchangeable for such shares, (iii) there are no voting trusts, stockholder agreements, proxies or other agreements in effect with respect to the voting or transfer of such shares of its capital stock and (iv) there are no Liens or agreements, arrangements or obligations to create or give any Lien relating to any such shares of capital stock. No Loan Party is now and or will become a party to or otherwise bound by any agreement, other than this Agreement and the other Loan Documents, which restricts in any adverse manner the rights of the Collateral Agent or any other present or future holder of any Pledged Collateral with respect thereto.
Section 3.04    No Consents. Except for filings necessary to perfect the Security Interests, no consent of any other Person (including, without limitation, any stockholder or creditor of such Loan Party or any of its Subsidiaries) and no order, material consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any Governmental Authority is required to be obtained by such Loan Party in connection with the execution, delivery or performance of this Agreement, or in connection with the exercise of the rights and remedies of the Collateral Agent pursuant to this Agreement, except in connection with the disposition of the Pledged Collateral by Laws affecting the offering and sale of securities generally.
ARTICLE IV
COVENANTS
Each Loan Party covenants and agrees that until the payment in full of all Finance Obligations (other than contingent indemnification obligations) and until there is no commitment by any Finance Party to make further advances, incur obligations or otherwise give value, such Loan Party will comply with the following:
Section 4.01    Delivery of Pledged Collateral. All Pledged Collateral (other than “Excepted Instruments” as defined in Section 4.06 of the Security Agreement and any certificates, agreements or instruments evidencing Pledged Collateral in Immaterial First Tier Foreign Subsidiaries) shall be Delivered to and held by or on behalf of the Collateral Agent pursuant hereto; provided that any certificates, agreements or instruments evidencing Pledged Collateral in the first-tier Foreign Subsidiaries set forth on Schedule 4.01(a) shall not be required to be delivered on the Closing Date, but rather shall be delivered to the Collateral Agent within the time periods specified in Schedule 4.01(a); provided, further, that so long as no Event of Default shall have occurred and be continuing, and except as required by the Security Agreement or any other Loan Document, each Loan Party may retain any Pledged Collateral (unless otherwise provided in Section 2.05(b) of the Security Agreement) (i) consisting of checks, drafts and other Instruments (other than Pledged Notes and any additional or substitute promissory notes issued to or otherwise acquired by such Loan Party in respect of Pledged Notes) received by it in the ordinary course of business or (ii) which it is otherwise entitled to receive and retain pursuant to Section 5.01 hereof, and the Collateral Agent shall, promptly upon request of any Loan Party, make appropriate arrangements for making any Pledged Collateral consisting of an Instrument or a Certificated Security pledged by such Loan Party available to it for purposes of presentation, collection or renewal (any such arrangement to be effected, to the extent deemed appropriate by the Collateral Agent, against trust receipt or like document). All Pledged Collateral Delivered hereunder shall be accompanied by any required transfer tax stamps. The Collateral Agent shall have the right at any time upon the occurrence and during the continuance of an Event of Default, and upon notice to any Loan Party, to cause any or all of the Pledged Collateral to be transferred of record into the name of the Collateral Agent or its nominee. Each Loan Party will promptly give the Collateral Agent copies of any material notices or other material communications received by it with respect to Pledged Collateral registered in the name of such Loan Party, and the Collateral Agent will promptly give each Loan Party copies of any material notices and material communications received by the Collateral Agent with respect to Pledged Collateral registered in the name of the Collateral Agent or its nominee or custodian.
Section 4.02    Delivery of Perfection Certificate; Filing of Financing Statements. On or prior to the Closing Date, such Loan Party shall deliver the Perfection Certificate to the Collateral Agent and shall authorize all filings and recordings and other actions specified on Schedule 4.01 to the Security Agreement to be completed. The information set forth in the Perfection Certificate shall be correct and complete as of the Closing Date.
Section 4.03    Change of Name, Identity, Structure or Location; Subjection to Other Security Agreements. Such Loan Party will not change the location of any Pledged Collateral or its name, organizational structure, location (determined as provided in Section 9-307 of the UCC), identity, organizational identification number or chief executive office in any manner, and shall not become bound, as provided in Section 9-203(d) of the UCC, by a security agreement entered into by another Person, in each case unless it shall have given the Collateral Agent not less than 20 days’ prior notice thereof (except in the case of a Permitted Lien). Such Loan Party shall not in any event change the location of any Pledged Collateral or its name, organizational structure or location (determined as provided in Section 9-307 of the UCC), or become bound, as provided in Section 9-203(d) of the UCC, by a security agreement entered into by another Person, if such change would cause the Security Interests in any Pledged Collateral to lapse or cease to be perfected unless such Loan Party has taken on or before the date of lapse all actions necessary to ensure that the Security Interests in the Pledged Collateral do not lapse or cease to be perfected.
Section 4.04    Further Actions. Such Loan Party will, from time to time at its expense and in such manner and form as the Collateral Agent may reasonably request, execute, deliver, file and record or authorize the recording of any financing statement, specific assignment, instrument, document, agreement or other paper and take any other action (including, without limitation, any filings of financing or continuation statements under the Uniform Commercial Code) that from time to time may be necessary or advisable, or that the Collateral Agent may request, in order to create, preserve, perfect or maintain the Security Interests or to enable the Collateral Agent and the Finance Parties to exercise and enforce any of its rights, powers and remedies created hereunder or under applicable Law with respect to any of the Pledged Collateral. Such Loan Party shall maintain the Security Interest first priority Lien (subject to Permitted Liens having priority by operation of Law over the Collateral Agent’s Lien) and shall defend such security interests and such priority against the claims and demands of all Persons to the extent adverse to such Loan Party’s ownership rights or otherwise inconsistent with this Agreement or the other Loan Documents. To the extent permitted by applicable Law, such Loan Party hereby authorizes the Collateral Agent to execute and file, in the name of such Loan Party or otherwise and without separate authorization or authentication of such Loan Party appearing thereon, such Uniform Commercial Code financing statements or continuation statements as the Collateral Agent in its sole discretion may deem necessary or reasonably appropriate to further perfect or maintain the perfection of the Security Interests. Such Loan Party agrees that, except to the extent that any filing office requires otherwise, a carbon, photographic, photostatic or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement. The Loan Parties shall pay the costs of, or incidental to, any recording or filing of any financing or continuation statements concerning the Pledged Collateral. Notwithstanding anything to the contrary in this Agreement, (i) the Collateral Agent shall not require perfection under applicable foreign law of any pledge of Equity Interests in Immaterial First Tier Foreign Subsidiaries and (ii) perfection under applicable foreign law of any pledge of Equity Interests in the Foreign Subsidiaries set forth on Schedule 4.01(b) shall not be required as of the Closing Date, but rather shall be required within the time periods specified in Schedule 4.01(b).
Section 4.05    Disposition of Pledged Collateral. Except as permitted by the Credit Agreement, such Loan Party will not sell, exchange, assign or otherwise dispose of, or grant any option with respect to, any Pledged Collateral or create or suffer to exist any Lien (other than the Security Interests and Permitted Liens) on any Pledged Collateral.
Section 4.06    Additional Pledged Collateral. Except as permitted by the Credit Agreement, such Loan Party will cause each issuer of the Pledged Collateral that is a Subsidiary of such Loan Party not to issue any stock, other securities, limited liability company membership interests, partnership interests, promissory notes or other instruments in addition to or in substitution for the Pledged Shares, Pledged LLC Interests, Pledged Partnership Interests and Pledged Notes issued by such issuer (in each case, to the extent that any of such instruments constitute Pledged Collateral), except to such Loan Party or ratably to all then existing holders of Equity Interests of such issuer and, in the event that any issuer of Pledged Collateral at any time issues any additional or substitute stock, other securities, limited liability company membership interests, partnership interests, promissory notes or other instruments to such Loan Party, such Loan Party will promptly Deliver all such items (in each case, to the extent that such items constitute Pledged Collateral) to the Collateral Agent to hold as Pledged Collateral hereunder and will within 30 days thereafter deliver to the Collateral Agent a certificate executed by an authorized officer of such Loan Party describing such Pledged Shares, Pledged LLC Interests, Pledged Partnership Interests and/or Pledged Notes, attaching such supplements to Schedules I through IV hereto as are necessary to cause such Schedules to be complete and accurate at such time and certifying that such Pledged Shares, Pledged LLC Interests, Pledged Partnership Interests and/or Pledged Notes have been duly pledged with the Collateral Agent hereunder.
Section 4.07    Information Regarding Pledged Collateral. Such Loan Party will, promptly upon request, provide to the Collateral Agent all information and evidence it may reasonably request concerning the Pledged Collateral to enable the Collateral Agent to enforce the provisions of this Agreement.
ARTICLE V
DISTRIBUTIONS ON PLEDGED COLLATERAL; VOTING
Section 5.01    Right to Receive Distributions on Pledged Collateral; Voting.
(a)    Unless and until (i) an Event of Default shall have occurred and be continuing and (ii) written notice thereof shall have been given by the Collateral Agent to the relevant Loan Party (provided that if an Event of Default specified in Section 8.01(f) of the Credit Agreement shall occur, no such notice shall be required):
(i)    Each Loan Party shall be entitled to exercise any and all voting, management, administration and other consensual rights pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement and the other Loan Documents; provided, however, that each Loan Party shall give the Collateral Agent at least three days’ written notice of the manner in which it intends to exercise, or the reasons for refraining from exercising, any such right, and no Loan Party shall exercise or refrain from exercising any such right if, in the Collateral Agent’s judgment, such action would violate or be inconsistent with any of the terms of this Agreement, any other Loan Document, or would have the effect of impairing the position or interests of the Collateral Agent hereunder or thereunder.
(ii)    Each Loan Party shall be entitled to receive and retain any and all dividends, interest, distributions, cash, instruments and other payments and distributions made upon or in respect of the Collateral; provided, however, that any and all:
(A)    additional stock, other securities, limited liability company membership interests, partnership interests, promissory notes or other instruments or property paid or distributed in respect of any Pledged Shares, Pledged LLC Interests or Pledged Partnership Interests by way of share-split, spin-off, split-up, reclassification, combination of shares or similar rearrangement; and
(B)    all other or additional stock, other securities, limited liability company membership interests, partnership interests, promissory notes or other instruments or property which may be paid in respect of the Collateral by reason of any consolidation, merger, exchange of shares, conveyance of assets, liquidation or similar reorganization;
(iii)    shall be forthwith Delivered to the Collateral Agent or its nominee or custodian to hold as Collateral hereunder to the extent required by Section 4.01.
(iv)    The Collateral Agent shall, upon receiving a written request from any Loan Party accompanied by a certificate signed by an authorized officer of such Loan Party stating that no Event of Default has occurred and is continuing, execute and deliver (or cause to be executed and delivered) to such Loan Party or as specified in such request all proxies, powers of attorney, consents, ratifications and waivers and other instruments as such Loan Party may reasonably request for the purpose of enabling such Loan Party to exercise the voting and other rights which it is entitled to exercise pursuant to paragraph (i) above and to receive the dividends, interest, distributions, cash, instruments or other payments or distributions in respect of any of the Pledged Collateral which is registered in the name of the Collateral Agent or its nominee.
(b)    Upon the occurrence and during the continuance of an Event of Default under Section 8.01(f) of the Credit Agreement or any other Event of Default in respect of which the Collateral Agent has given the Loan Parties notice as required by Section 5.01(a) and notice to such Loan Party hereof:
(i)    All rights of each Loan Party to receive the dividends, interest, distributions, cash, instruments and other payments and distributions which it would otherwise be authorized to receive and retain shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall thereupon have the sole right to receive and hold as Pledged Collateral such dividends, interest, distributions, cash, instruments and other payments and distributions; provided that all cash dividends and other cash distributions in respect of federal, state and/or local income taxes payable by any Loan Party or any direct or indirect equity holder of any Loan Party in respect of income and profits of any limited liability company, partnership or other entity which is not a corporation for United States federal income tax purposes shall be paid to the respective Loan Party free and clear of any Liens created hereby regardless of whether an Event of Default shall have occurred and be continuing.
(ii)    All dividends, interest, distributions, cash, instruments and other payments and distributions which are received by any Loan Party contrary to the provisions of paragraph (i) of this Section 5.01(b) shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other property or funds of such Loan Party and shall be forthwith Delivered, in the same form as so received to the Collateral Agent or its nominee or custodian to hold as Pledged Collateral.
(c)    Upon the occurrence and during the continuance of an Event of Default and upon reasonable notice by the Collateral Agent to a Loan Party, all rights of such Loan Party to exercise the voting, management, administration and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 5.01(a)(i) shall cease, all such rights shall thereupon become vested in the Collateral Agent, who shall thereupon have the sole right to exercise such voting and other consensual rights, and such Loan Party shall take all actions as may be necessary or appropriate to effect such right of the Collateral Agent.
ARTICLE VI
GENERAL AUTHORITY; REMEDIES
Section 6.01    General Authority. Until this Agreement is terminated in accordance with Section 8.11, each Loan Party hereby irrevocably appoints the Collateral Agent and any officer or agent thereof as its true and lawful attorney-in-fact, with full power of substitution, in the name of such Loan Party, the Collateral Agent, the Finance Parties or otherwise, for the sole use and benefit of the

Collateral Agent and the Finance Parties, but at such Loan Party’s expense, to the extent permitted by Law, to exercise at any time and from time to time while an Event of Default has occurred and is continuing, all or any of the following powers with respect to all or any of the Pledged Collateral; such power, being coupled with an interest, is irrevocable for the term hereof:
(i)    to take any and all reasonably appropriate action and to execute any and all documents and instruments which may be necessary or desirable to carry out the terms of this Agreement;
(ii)    to receive, take, indorse, assign and deliver any and all checks, notes, drafts, acceptances, documents and other negotiable and non-negotiable Instruments taken or received by such Loan Party as, or in connection with, the Pledged Collateral;
(iii)    to accelerate any Pledged Note which may be accelerated in accordance with its terms, and to otherwise demand, sue for, collect, receive and give acquittance for any and all monies due or to become due on or by virtue of any Pledged Collateral;
(iv)    to commence, settle, compromise, compound, prosecute, defend or adjust any claim, suit, action or proceeding with respect to, or in connection with, the Pledged Collateral;
(v)    to sell, transfer, assign or otherwise deal in or with the Pledged Collateral or the Proceeds or avails thereof, as fully and effectually as if the Collateral Agent were the absolute owner thereof;
(vi)    to extend the time of payment of any or all of the Pledged Collateral and to make any allowance and other adjustments with respect thereto;
(vii)    subject to the giving of notice to the relevant Loan Party in accordance with Section 5.01(a) hereof, to vote all or any part of the Pledged Shares, Pledged LLC Interests, Pledged Partnership Interests and/or Pledged Notes (whether or not transferred into the name of the Collateral Agent) and give all consents, waivers and ratifications in respect of the Pledged Collateral; and
(viii)    to do, at its option, but at the expense of the Loan Parties, at any time or from time to time, all acts and things which the Collateral Agent deems reasonably necessary to protect or preserve the Pledged Collateral and to realize upon the Pledged Collateral.
Section 6.02    Authority of Collateral Agent. Each Loan Party acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by either of them or the exercise or non-exercise by the Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Collateral Agent and the other Finance Parties, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Loan Parties, the Collateral Agent shall be conclusively presumed to be acting as agent for the other Finance Parties it represents as collateral agent with full and valid authority so to act or refrain from acting, and no Loan Party shall be under any obligation, or entitlement, to make any inquiry respecting such authority.
Section 6.03    Remedies upon Event of Default.
(a)    If any Event of Default has occurred and is continuing, the Collateral Agent, upon being instructed to do so by the Required Lenders, may, in addition to all other rights and remedies granted to it in this Agreement and in any other agreement securing, evidencing or relating to the Finance Obligations (including without limitation, the right to give instructions or a notice of sole control to an issuer subject to an Issuer Control Agreement): (i) exercise on behalf of the Finance Parties all rights and remedies of a secured party under the UCC (whether or not in effect in the jurisdiction where such rights are exercised) and, in addition, (ii) without demand of performance or other demand or notice of any kind (except as herein provided or as may be required by applicable Law) to or upon any Loan Party or any other Person (all of which demands and/or notices are hereby waived by each Loan Party to the extent permitted by Law), (A) apply all cash, if any, then held by it as Pledged Collateral as specified in Section 6.08 and (B) if there shall be no such cash or if such cash shall be insufficient to pay all the Finance Obligations in full or cannot be so applied for any reason or if the Collateral Agent determines to do so, collect, receive, appropriate and realize upon the Pledged Collateral and/or sell, assign, give an option or options to purchase or otherwise dispose of and deliver the Pledged Collateral (or contract to do so) or any part thereof in one or more parcels (which need not be in round lots) at public or private sale or at broker’s board or on any securities exchange, at any office of the Collateral Agent or elsewhere in such manner as is commercially reasonable and as the Collateral Agent may deem best, for cash, on credit or for future delivery, without assumption of any credit risk and at such price or prices as the Collateral Agent may deem reasonably satisfactory.
(b)    If any Event of Default has occurred and is continuing, the Collateral Agent shall give each Loan Party not less than 10 days’ prior notice of the time and place of any sale or other intended disposition of any of the Pledged Collateral, except any Pledged Collateral which threatens to decline speedily in value or is of a type customarily sold on a recognized market. Any such notice shall (i) in the case of a public sale, state the time and place fixed for such sale, (ii) in the case of a sale at a broker’s board or on a securities exchange, state the board or exchange at which such sale is to be made and the day on which the Pledged Collateral, or the portion thereof being sold, will first be offered for sale, (iii) in the case of a private sale, state the day after which such sale may be consummated, (iv) contain the information specified in Section 9-613 of the UCC, (v) be authenticated and (vi) be sent to the parties required to be notified pursuant to Section 9-611(c) of the UCC; provided that, if the Collateral Agent fails to comply with this sentence in any respect, its liability for such failure shall be limited to the liability (if any) imposed on it as a matter of Law under the UCC. The Collateral Agent and each Loan Party agree that such notice constitutes reasonable notification within the meaning of Section 9-611 of the UCC. Except as otherwise provided herein, each Loan Party hereby waives, to the extent permitted by applicable Law, notice and judicial hearing in connection with the Collateral Agent’s taking possession or disposition of any of the Pledged Collateral.
(c)    The Collateral Agent or any Finance Party may be the purchaser of any or all of the Pledged Collateral so sold at any public sale (or, if the Pledged Collateral is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations, at any private sale). If any Event of Default has occurred and is continuing, each Loan Party will execute and deliver such documents and take such other action as the Collateral Agent deems necessary or reasonably advisable in order that any such sale may be made in compliance with Law. Upon any such sale, the Collateral Agent shall have the right to deliver, assign and transfer to the purchaser thereof the Pledged Collateral so sold. Each purchaser at any such sale shall hold the Pledged Collateral so sold to it absolutely and free from any claim or right of whatsoever kind. Any such public sale shall be held at such time or times within ordinary bankers hours and at such place or places as the Collateral Agent may fix in the notice of such sale. At any such sale, the Pledged Collateral may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may determine. The Collateral Agent shall not be obligated to make any such sale pursuant to any such notice. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned without further notice. In the case of any sale of all or any part of the Pledged Collateral on credit or for future delivery, the Pledged Collateral so sold may be retained by the Collateral Agent until the selling price is paid by the purchaser thereof, but the Collateral Agent shall not incur any liability in the case of the failure of such purchaser to take up and pay for the Pledged Collateral so sold and, in the case of any such failure, such Pledged Collateral may again be sold upon like notice.
Section 6.04    Securities Act; Registration Rights.
(a)    Securities Act. In view of the position of the Loan Parties in relation to the Pledged Collateral, or because of other present or future circumstances, a question may arise under the Securities Act of 1933, as now or hereafter in effect, or any similar statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being herein called the “Federal Securities Laws”) with respect to any disposition of the Pledged Collateral permitted hereunder. Each Loan Party understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Collateral Agent if the Collateral Agent were to attempt to dispose of all or any part of the Pledged Collateral, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Collateral could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Collateral Agent in any attempt to dispose of all or part of the Pledged Collateral under applicable Blue Sky or other state securities laws or similar Laws analogous in purpose or effect. Without limiting the generality of the foregoing, the provisions of this Section 6.04 would apply if, for example, the Collateral Agent were to place all or any part of the Pledged Collateral for private placement by an investment banking firm, or if such investment banking firm purchased all or any part of the Pledged Collateral for its own account, or if the Collateral Agent placed all or any part of the Pledged Collateral privately with a purchaser or purchasers.
Each Loan Party expressly agrees that the Collateral Agent is authorized, in connection with any sale of any Pledged Collateral, if it deems it advisable so to do, (i) to restrict the prospective bidders on or purchasers of any of the Pledged Collateral to a limited number of sophisticated investors who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or sale of any of such Pledged Collateral, (ii) to cause to be placed on certificates for any or all of the Pledged Collateral or on any other securities pledged hereunder a legend to the effect that such security has not been registered under the Securities Act of 1933 and may not be disposed of in violation of the provision of said Act and (iii) to impose such other limitations or conditions in connection with any such sale as the Collateral Agent deems necessary or advisable in order to comply with said Act or any other Law. Each Loan Party covenants and agrees that it will execute and deliver such documents and take such other action as the Collateral Agent deems necessary or advisable in order that any such sale may be made in compliance with the Securities Act of 1933 and all other applicable Laws. Each Loan Party acknowledges and agrees that such limitations may result in prices and other terms less favorable to the seller than if such limitations were not imposed, and, notwithstanding such limitations, agrees that any such sale shall not be deemed to have been made in a commercially unreasonable manner solely by virtue of such sale being private, it being the agreement of the Loan Parties and the Collateral Agent that the provisions of this Section 6.04 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Collateral Agent sells the Pledged Collateral. The Collateral Agent shall be under no obligation to delay a sale of any Pledged Collateral for a period of time necessary to permit the issuer of any securities contained therein to register such securities under the Federal Securities Laws, or under applicable state securities laws, even if the issuer would agree to do so. Furthermore, each Loan Party acknowledges that it is aware that Section 9-610 of the UCC provides that the Collateral Agent or a Finance Party may purchase Pledged Collateral if it is sold at a public sale. Each Loan Party also acknowledges that it is aware that staff personnel of the United States Securities and Exchange Commission have, over a period of years, issued various No-Action Letters that describe procedures which, in the view of the SEC staff, permit a foreclosure sale of securities to occur in a manner that is public for purposes of Part 6 of Article 9 of the UCC, yet not public for purposes of Section 4(2) of the Securities Act. Each Loan Party is also aware that the Collateral Agent or one or more Finance Party may wish to purchase Pledged Collateral that is sold at a foreclosure sale, and such Loan Party believes that such purchases would be appropriate in circumstances in which the Pledged Collateral is sold in conformity with the principles set forth in the No-Action Letters. Accordingly, each Loan Party specifically agrees that a foreclosure sale conducted in conformity with the principles set forth in the No-Action Letters: (i) shall be considered to be a “public” sale for purposes of Section 9-610 of the UCC; (ii) will be considered commercially reasonable notwithstanding that the Collateral Agent or other Finance Party has not registered or sought to register the Pledged Collateral under the Securities Laws, even if one or more Loan Parties agrees to pay all costs of the registration process; and (iii) shall be considered to be commercially reasonable notwithstanding that the Collateral Agent or one or more other Finance Party purchases Pledged Collateral at such a sale.
(b)    Registration Rights. If the Collateral Agent shall determine to exercise its right to sell all or any of the Pledged Collateral and if in the opinion of counsel for the Collateral Agent it is necessary, or if in the opinion of the Collateral Agent it is reasonably advisable, to have all or any of the securities included in the Pledged Collateral or the portion thereof to be sold registered under the provisions of the Federal Securities Laws, each Loan Party agrees, at its own expense (including, without limitation, expenses relating to brokers commissions), (i) to execute and deliver, and to use its commercially reasonable efforts to cause each corporation whose securities are to be sold and their respective directors and officers to execute and deliver, all such instruments and documents, and to do or cause to be done all other such acts and things, as may be necessary or, in the opinion of the Collateral Agent, reasonably advisable to register such securities under the provisions of the Federal Securities Laws and to cause the registration statement relating thereto to become effective and to remain effective for such period as prospectuses are required by Law to be furnished, and to make or cause to be made all amendments and supplements thereto and to the related prospectus which, in the opinion of the Collateral Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act of 1933 and the rules and regulations of the Securities and Exchange Commission thereunder, (ii) to use its best efforts to cause the corporation whose securities are to be sold to agree to prepare, and to make available to its security holders as soon as practicable, an earnings statement (which need not be audited) covering the period of at least 12 months beginning with the first month after the effective date of any such registration statement, which earning statement will satisfy the provisions of Section 11(a) of the Securities Act of 1933, (iii) to use its commercially reasonable efforts to qualify such securities under state Blue Sky or securities laws and to obtain the approval of any Governmental Authorities for the sale of such securities as requested by the Collateral Agent and (iv) at the request of the Collateral Agent, to indemnify and hold harmless the Collateral Agent and any underwriters (and any person controlling any of the foregoing) from and against any loss, liability, claim, damage and expense (and reasonable and documented counsel fees incurred in connection therewith) under the Securities Act of 1933 or otherwise insofar as such loss, liability, claim, damage or expense arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in such registration statement or prospectus or in any preliminary prospectus or any amendment or supplement thereto, or arises out of or is based upon any omission or alleged omission to state therein a material fact required to be stated or necessary to make the statements therein not misleading, such indemnification to remain operative regardless of any investigation made by or on behalf of the Collateral Agent or any underwriters (or any person controlling any of the foregoing); provided that no Loan Party shall be liable in any case to the extent that any such loss, liability, claim, damage or expense arises out of or is based on an untrue statement or alleged untrue statement or an omission or an alleged omission made in reliance upon and in conformity with written information furnished to such Loan Party by the Collateral Agent or any underwriter expressly for use in such registration statement or prospectus.
Section 6.05    Other Rights of the Collateral Agent.
(a)    If any Event of Default has occurred and is continuing, the Collateral Agent, instead of exercising the power of sale conferred upon it pursuant to Section 6.03, may proceed by a suit or suits at law or in equity to foreclose the Security Interest and sell the Pledged Collateral, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction, and may in addition institute and maintain such suits and proceedings as the Collateral Agent may deem appropriate to protect and enforce the rights vested in it by this Agreement.
(b)    If any Event of Default has occurred and is continuing, the Collateral Agent shall, to the extent permitted by applicable Law, without notice to any Loan Party or any party claiming through any Loan Party, without regard to the solvency or insolvency at such time of any Person then liable for the payment of any of the Finance Obligations, without regard to the then value of the Pledged Collateral and without requiring any bond from any complainant in such proceedings, be entitled as a matter of right to the appointment of a receiver or receivers (who may be the Collateral Agent) of the Pledged Collateral or any part thereof, and of the profits, revenues and other income thereof, pending such proceedings, with such powers as the court making such appointment shall confer, and to the entry of an order directing that the profits, revenues and other income of the property constituting the whole or any part of the Pledged Collateral be segregated, sequestered and impounded for the benefit of the Collateral Agent, and each Loan Party irrevocably consents to the appointment of such receiver or receivers and to the entry of such order.
Section 6.06    Limitation on Duty of Collateral Agent in Respect of Pledged Collateral. Beyond the exercise of reasonable care in the custody thereof, neither the Collateral Agent nor any Finance Party shall have any duty to exercise any rights or take any steps to preserve the rights of any Loan Party in the Pledged Collateral in its or their possession or control or in the possession or control of any agent or bailee or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto, nor shall the Collateral Agent or any Finance Party be liable to any Loan Party or any other Person for failure to meet any obligation imposed by Section 9-207 of the UCC or any successor provision. Each Loan Party agrees to the extent it may lawfully do so that the Collateral Agent shall at no time be required to, nor shall the Collateral Agent be liable to any Loan Party for any failure to, account separately to any Loan Party for amounts received or applied by the Collateral Agent from time to time in respect of the Pledged Collateral pursuant to the terms of this Agreement. Without limiting the foregoing, the Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession or control if the Pledged Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property, and (i) shall not be liable or responsible for any loss or damage to any of the Pledged Collateral, or for any diminution in the value thereof, by reason of the act or omission of any agent or bailee selected by the Collateral Agent in good faith (absent gross negligence and willful misconduct) or (ii) shall not have any duty or responsibility for ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Collateral, whether or not the Collateral Agent has or is deemed to have knowledge of such matters.
Section 6.07    Waiver and Estoppel.
(a)    Each Loan Party agrees, to the extent it may lawfully do so, that it will not at any time in any manner whatsoever claim or take the benefit or advantage of, any appraisal, valuation, stay, extension, moratorium, turnover or redemption Law, or any Law permitting it to direct the order in which the Pledged Collateral shall be sold, now or at any time hereafter in force which may delay, prevent or otherwise affect the performance or enforcement of this Agreement, and each Loan Party hereby waives all benefit or advantage of all such Laws to the extent permitted by Law. Each Loan Party covenants that it will not hinder, delay or impede the execution of any power granted to the Collateral Agent, the Administrative Agent or any other Finance Party in any Finance Document.
(b)    Each Loan Party, to the extent it may lawfully do so, on behalf of itself and all who claim through or under it, including without limitation any and all subsequent creditors, vendees, assignees and lienors, waives and releases all rights to demand or to have any marshalling of the Pledged Collateral upon any sale, whether made under any power of sale granted herein or pursuant to judicial proceedings or under any foreclosure or any enforcement of this Agreement, and consents and agrees that all of the Pledged Collateral may at any such sale be offered and sold as an entirety.
(c)    Each Loan Party waives, to the extent permitted by Law, presentment, demand, protest and any notice of any kind (except the notices expressly required hereunder or in the other Finance Documents) in connection with this Agreement and any action taken by the Collateral Agent with respect to the Pledged Collateral.
Section 6.08    Application of Proceeds.
(a)    Priority of Distributions. The proceeds of any sale of, or other realization upon, all or any part of the Pledged Collateral by or on behalf of the Collateral Agent (including any proceeds received and held pursuant to Section 5.01) and any cash held by the Collateral Agent or its nominee or custodian hereunder shall be paid over to the Administrative Agent for application as provided in Section 8.03 of the Credit Agreement. The Collateral Agent may make distributions hereunder in cash or in kind or, on a ratable basis, in any combination thereof.
(b)    Distributions with Respect to Letters of Credit. Each of the Loan Parties and the Finance Parties agrees and acknowledges that if (after all outstanding Loans and L/C Disbursements have been paid in full) the Lenders are to receive a distribution on account of undrawn amounts with respect to Letters of Credit issued (or deemed issued) under the Credit Agreement, such amounts shall be deposited in the L/C Cash Collateral Account (as defined in the Security Agreement) as cash security for the repayment of Senior Credit Obligations owing to the Lenders as such. Upon termination of all outstanding Letters of Credit, all of such cash security shall be applied to the remaining Senior Credit Obligations of the Lenders. If there remains any excess cash security, such excess cash shall be withdrawn by the Collateral Agent from the L/C Cash Collateral Account and distributed in accordance with Section 6.08(a) hereof.
(c)    Reliance by Collateral Agent. For purposes of applying payments received in accordance with this Section 6.08, the Collateral Agent shall be entitled to rely upon (i) the Administrative Agent under the Credit Agreement and (ii) the authorized representative (the “Representative”) for the Swap Creditors for a determination (which the Administrative Agent, each Representative for any Swap Creditor and the Finance Parties agree (or shall agree) to provide upon request of the Collateral Agent) of the outstanding Senior Credit Obligations, Cash Management Obligations and Swap Obligations owed to the Finance Parties, and shall have no liability to any Loan Party or any other Finance Party for actions taken in reliance on such information except in the case of its gross negligence, bad faith or willful misconduct. Unless it has actual knowledge (including by way of written notice from a Swap Creditor) to the contrary, the Collateral Agent, in acting hereunder, shall be entitled to assume that no Swap Agreements are in existence. All distributions made by the Collateral Agent pursuant to this Section shall be presumptively correct (except in the event of manifest error, gross negligence or willful misconduct), and the Collateral Agent shall have no duty to inquire as to the application by the Finance Parties of any amounts distributed to them.

(d)    Deficiencies. It is understood that the Loan Parties shall remain jointly and severally liable to the extent of any deficiency between the amount of the proceeds of the Pledged Collateral and the amount of the Finance Obligations.
ARTICLE VII
THE COLLATERAL AGENT
Section 7.01    Concerning the Collateral Agent. The provisions of Article IX of the Credit Agreement shall inure to the benefit of the Collateral Agent in respect of this Agreement and shall be binding upon all Loan Parties and all Finance Parties and upon the parties hereto in such respect. In furtherance and not in derogation of the rights, privileges and immunities of the Collateral Agent therein set forth:
(i)    The Collateral Agent is authorized to take all such actions as are provided to be taken by it as Collateral Agent hereunder and all other action reasonably incidental thereto. As to any matters not expressly provided for herein (including, without limitation, the timing and methods of realization upon the Pledged Collateral), the Collateral Agent shall act or refrain from acting in accordance with written instructions from the Required Lenders or, in the absence of such instructions or provisions, in accordance with its discretion.
(ii)    The Collateral Agent shall not be responsible for the existence, genuineness or value of any of the Pledged Collateral or for the validity, perfection, priority or enforceability of the Security Interests in any of the Pledged Collateral, whether impaired by operation of Law or by reason of any action or omission to act on its part hereunder unless such action or omission constitutes gross negligence or willful misconduct. The Collateral Agent shall have no duty to ascertain or inquire as to the performance or observance of any of the terms of this Agreement by any Loan Party.
Section 7.02    Appointment of Co-Collateral Agent. At any time or times, in order to comply with any legal requirement in any jurisdiction, the Collateral Agent may, in consultation with the Borrower and, unless an Event of Default shall have occurred and be continuing, with the consent of the Borrower (not to be unreasonably withheld or delayed), appoint another bank or trust company or one or more other persons, either to act as co-agent or co-agents, jointly with the Collateral Agent, or to act as separate agent or agents on behalf of the Finance Parties with such power and authority as may be necessary for the effectual operation of the provisions hereof and may be specified in the instrument of appointment (which may, in the discretion of the Collateral Agent, include provisions for the protection of such co-agent or separate agent similar to the provisions of Section 7.01). Notwithstanding any such appointment but only to the extent not inconsistent with such legal requirements or, in the reasonable judgment of the Collateral Agent, not unduly burdensome to it or any such co-agent, each Loan Party shall, so long as no Event of Default shall have occurred and be continuing, be entitled to deal solely and directly with the Collateral Agent rather than any such co-agent in connection with the Collateral Agent’s rights and obligations under this Agreement.
Section 7.03    Appointment of Sub-Agents. The Collateral Agent shall have the right to appoint one or more sub-agents for the purpose of retaining physical possession of the Pledged Shares, Pledged LLC Interests, Pledged Partnership Interests and Pledged Notes, which may be held (in the discretion of the Collateral Agent) in the name of the relevant Loan Party, indorsed or assigned in blank or in favor of the Collateral Agent or any nominee or custodian of the Collateral Agent or a sub-agent appointed by the Collateral Agent.

ARTICLE VIII
MISCELLANEOUS
Section 8.01    Notices.
(a)    Unless otherwise expressly provided herein, all notices, and other communications provided for hereunder shall be in writing (including by facsimile transmission) and mailed, faxed or delivered to the address, facsimile number or (subject to subsection (b) below) electronic mail address specified for notices: (i) in the case of any Subsidiary Guarantor as set forth on the signature pages hereto; (ii) in the case of Holdings, the Borrower, the Administrative Agent or any Lender, as specified in or pursuant to Section 10.02 of the Credit Agreement; (iii) in the case of the Collateral Agent, as set forth in the signature pages hereto; (iv) in the case of any Swap Creditor as set forth in any applicable Swap Agreement; or (v) in the case of any party, at such other address as shall be designated by such party in a notice to the Collateral Agent and each other party hereto. All such notices and other communications shall be deemed to be given or made upon the earlier to occur of: (i) actual receipt by the intended recipient and (ii) (A) if delivered by hand or by courier, when signed for by the intended recipient; (B) if delivered by mail, four Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile transmission, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail (which form of delivery is subject to the provisions of subsection (b) below), when delivered. Rejection or refusal to accept, or the inability to deliver because of a changed address of which no notice was given shall not affect the validity of notice given in accordance with this Section.
(b)    Except as expressly provided herein or as may be agreed by the Administrative Agent in its sole discretion, electronic mail and internet and intranet websites may be used only to distribute routine communications, such as financial statements and other information, and to distribute Loan Documents for execution by the parties thereto, to distribute executed Loan Documents in Adobe PDF format and may not be used for any other purpose.
Section 8.02    No Waivers; Non-Exclusive Remedies. No failure or delay on the part of the Collateral Agent or any Finance Party to exercise, no course of dealing with respect to, and no delay in exercising, any right, power or privilege under this Agreement or any other Finance Document or any other document or agreement contemplated hereby or thereby and no course of dealing between the Collateral Agent or any Finance Party and any of the Loan Parties shall operate as a waiver thereof nor shall any single or partial exercise of any such right, power or privilege hereunder or under any Finance Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies provided herein and in the other Finance Documents are cumulative and are not exclusive of any other remedies provided by Law. Without limiting the foregoing, nothing in this Agreement shall impair the right of any Finance Party to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of any Loan Party other than its indebtedness under the Finance Documents. Each Loan Party agrees, to the fullest extent it may effectively do so under applicable Law, that any holder, as to which the identity is disclosed, of a participation in a Finance Obligation, whether or not acquired pursuant to the terms of any applicable Finance Document, may exercise rights of set-off or counterclaim or other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Loan Party in the amount of such participation.
Section 8.03    Compensation and Expenses of the Collateral Agent; Indemnification.
(a)    Expenses. The Loan Parties, jointly and severally, agree (i) to pay or reimburse the Collateral Agent for all reasonable out-of-pocket costs and expenses incurred in connection with the preparation, negotiation and execution of this Agreement and any amendment, waiver, consent or other modification of the provisions hereof (whether or not the transactions contemplated hereby are consummated), and the consummation of the transactions contemplated hereby, including all reasonable and documented fees, disbursements and other charges of Cahill Gordon & Reindel LLP, counsel for the Collateral Agent, (ii) to pay or reimburse the Collateral Agent and the other Finance Parties for all taxes which the Collateral Agent or any Finance Party may be required to pay by reason of the security interests granted in the Pledged Collateral (including any applicable transfer taxes) or to free any of the Pledged Collateral from the lien thereof and (iii) to pay or reimburse each Agent, any Representative of one or more Swap Creditors and each other Finance Party for all reasonable costs and expenses incurred in connection with the enforcement, attempted enforcement, or preservation of any rights and remedies under this Agreement (including all such costs and expenses incurred during any “workout” or restructuring in respect of the Finance Obligations and during any legal proceeding, including any proceeding under any Debtor Relief Law), including all reasonable fees and disbursements of counsel, (including the allocated charges of internal counsel); provided that the Loan Parties shall not, be required to reimburse the legal fees and expenses of more than one outside counsel (in addition to up to one local counsel in each applicable local jurisdiction) for all Persons indemnified under this clause (iii) unless, in the written opinion of outside counsel reasonably satisfactory to the Loan Parties and the Collateral Agent, representation of all such indemnified persons would be inappropriate due to the existence of an actual or potential conflict of interest. The foregoing costs and expenses shall include all search, filing, recording, title insurance and appraisal charges and fees and taxes related thereto, and other out-of-pocket expenses incurred by any Agent and the costs of independent public accountants and other outside experts retained by or on behalf of the Agents and the Finance Parties. The agreements in this Section 8.03(a) shall survive the termination of the Revolving and Term B Commitments. Cash Management Agreements and Swap Agreements and repayment of all Finance Obligations.
(b)    Protection of Pledged Collateral. If any Loan Party fails to comply with the provisions of any Finance Document, such that the value of any Pledged Collateral or the validity, perfection, rank or value of the Security Interest is thereby materially diminished or materially put at risk, the Collateral Agent may, but shall not be required to, effect such compliance on behalf of such Loan Party, and the Loan Parties shall reimburse the Collateral Agent for the out-of-pocket costs thereof within 10 Business Days of demand. Any and all excise, property, sales and use taxes imposed by any state, federal or local authority on any of the Pledged Collateral, or in respect of periodic appraisals of the Pledged Collateral, or in respect of the sale or other disposition thereof shall be borne and paid by the Loan Parties. If any Loan Party fails to promptly pay any portion thereof when due, the Collateral Agent may, at its option, but shall not be required to, pay the same and charge the Loan Parties’ account therefor, and the Loan Parties agree to reimburse the Collateral Agent therefor on demand. All sums so paid or incurred by the Collateral Agent for any of the foregoing and any and all other sums for which any Loan Party may become liable hereunder and all costs and expenses (including attorneys’ fees, legal expenses and court costs) reasonably incurred by the Collateral Agent in enforcing or protecting the Security Interest or any of its rights or remedies under this Agreement, shall, together with interest thereon until paid at the rate applicable to Revolving Base Rate Loans plus 2%, be additional Finance Obligations hereunder.
(c)    Indemnification. Each Loan Party, jointly and severally, agrees to indemnify save and hold harmless the Collateral Agent, the Representatives, each other Finance Party and their respective Affiliates, directors, officers, employees, counsel, advisors, agents, controlling persons and other representatives and the successors and permitted assignees of the foregoing (collectively, the “Indemnitees”) from and against: (i) any and all claims, demands, actions or causes of action that may at any time (including at any time following repayment of the Finance Obligations and the resignation or removal of any Agent or Representative or the replacement of any Lender) be asserted or imposed against any Indemnitee, arising out of or in any way relating to or arising out of the ownership, purchasing, delivery, control, acceptance, financing, possession, sale, return or other disposition of the Pledged Collateral, the violation of the Laws of any country, state or other governmental body or unit, or any tort or contract claim; (ii) any administrative or investigative proceeding by any Governmental Authority arising out of or related to a claim, demand, action or cause of action described in clause (i) above; and (iii) any and all liabilities (including liabilities under indemnities), losses, costs or expenses (including fees and disbursements of counsel) that any Indemnitee suffers or incurs as a result of the assertion of any foregoing claim, demand, action or cause of action or proceeding, or as a result of the preparation of any defense in connection with any foregoing claim, demand, action or cause of action or proceeding, in all cases, and whether or not an Indemnitee is a party to such claim, demand, action or cause of action, or proceeding; provided that no Indemnitee shall be entitled to indemnification for any claim to the extent such claim is determined by a court of competent jurisdiction in a final non-appealable judgment to have been caused by its own gross negligence, bad faith or willful misconduct; and provided further that the Loan Parties shall not be required to reimburse the legal fees and expenses of more than one outside counsel (in addition to up to one local counsel in each applicable local jurisdiction) for all Indemnities unless, in the written opinion of outside counsel reasonably satisfactory to the Loan Parties and the Collateral Agent, representation of all such Indemnitees would be inappropriate due to the existence of an actual or potential conflict of interest. In the case of an action, claim, investigation, litigation or other proceeding to which the indemnity in this Section 8.03(c) applies, such indemnity shall be effective whether or not such action, claim, investigation, litigation or proceeding is brought by any Loan Party, its directors, shareholders, Affiliates or creditors or any other third person or an Indemnitee or any other Person or any Indemnitee is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated. Without prejudice to the survival of any other agreement of the Loan Parties hereunder and under the other Finance Documents, the agreements and obligations of the Loan Parties contained in this Section 8.03(c) shall survive the repayment of the Loans, L/C Obligations and other obligations under the Finance Documents and the termination of the Commitments. Any amounts paid by any Indemnitee as to which such Indemnitee has a right to reimbursement hereunder shall constitute Finance Obligations.
(d)    Contribution. If and to the extent that the obligations of any Loan Party under this Section 8.03 are unenforceable for any reason, each Loan Party hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable Law.
Section 8.04    Enforcement. The Finance Parties agree that this Agreement may be enforced only by the action of the Collateral Agent, acting upon the instructions of the Required Lenders (or, after the date on which all Senior Credit Obligations (other than contingent indemnification obligations) have been paid in full and all Commitments with respect thereto terminated, the holders of at least 51% of the outstanding Swap Obligations) and that no other Finance Party shall have any right individually to seek to enforce this Agreement or to realize upon the security to be granted hereby, it being understood and agreed that such rights and remedies may be exercised by the Collateral Agent or the holders of at least 51% of the outstanding Swap Obligations and Cash Management Obligations, as the case may be, for the benefit of the Finance Parties upon the terms of this Agreement and the other Finance Documents.
Section 8.05    Amendments and Waivers. Any provision of this Agreement may be amended, changed, discharged, terminated or waived if, but only if, such amendment or waiver is in writing and is signed by each Loan Party directly affected by such amendment, change, discharge, termination or waiver (it being understood that the addition or release of any Loan Party hereunder shall not constitute an amendment, change, discharge, termination or waiver affecting any Loan Party other than the Loan Party so added or released and it being further understood and agreed that any supplement to Schedules I through V delivered pursuant to Section 4.06 or Section 8.10 hereof shall not require the consent of any Loan Party) and the Collateral Agent (with the consent of the Required Lenders or, to the extent required by Section 10.01 of the Credit Agreement, all or such lesser amount of the Lenders as may be specified therein), at all times prior to the time on which all Senior Credit Obligations have been paid in full (other than contingent indemnification obligations) and all Commitments with respect thereto have been terminated; provided, however, that no such amendment, change, discharge, termination or waiver shall be made to Section 6.08 hereof or this Section 8.05 without the consent of each Senior Credit Party adversely affected thereby.
Section 8.06    Successors and Assigns. This Agreement shall be binding upon each of the parties hereto and inure to the benefit of the Collateral Agent and the Finance Parties and their respective successors and assigns. In the event of an assignment of all or any of the Finance Obligations, the rights hereunder, to the extent applicable to the indebtedness so assigned, may be transferred with such indebtedness. No Loan Party shall assign or delegate any of its rights and duties hereunder without the prior written consent of the Required Lenders or all or such lesser number of the Lenders as provided in Section 10.01 of the Credit Agreement.
Section 8.07    Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES, EXCEPT AS OTHERWISE REQUIRED BY MANDATORY PROVISIONS OF LAW AND EXCEPT TO THE EXTENT THAT REMEDIES PROVIDED BY THE LAWS OF ANY JURISDICTIONS OTHER THAN NEW YORK ARE GOVERNED BY THE LAWS OF SUCH JURISDICTIONS.
Section 8.08    Limitation of Law; Severability.
(a)    All rights, remedies and powers provided in this Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of Law, and all the provisions of this Agreement are intended to be subject to all applicable mandatory provisions of Law which may be controlling and be limited to the extent necessary so that they will not render this Agreement invalid, unenforceable in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable Law.
(b)    If any provision hereof is invalid or unenforceable in any jurisdiction, then, to the fullest extent permitted by Law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Collateral Agent and the Finance Parties in order to carry out the intentions of the parties hereto as nearly as may be possible and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provisions in any other jurisdiction.
Section 8.09    Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective with respect to each Loan Party when the Collateral Agent shall receive counterparts hereof executed by itself and such Loan Party. This Agreement may be transmitted and/or signed by facsimile or Adobe PDF file and if so transmitted or signed, shall, subject to requirements of Law, have the same force and effect as s manually signed original and shall be binding on the Loan Parties and the Collateral Agent.

Section 8.10    Additional Loan Parties. It is understood and agreed that any Subsidiary of Holdings that is required by any Loan Document to execute a counterpart of this Agreement after the date hereof shall automatically become a Loan Party hereunder with the same force and effect as if originally named as a Loan Party hereunder by executing an instrument of accession or joinder satisfactory in form and substance to the Collateral Agent and delivering the same to the Collateral Agent. Concurrently with the execution and delivery of such instrument of accession or joinder, such Subsidiary shall take all such actions and deliver to the Collateral Agent all such documents and agreements as such Subsidiary would have been required to deliver to the Collateral Agent on or prior to the date of this Agreement had such Subsidiary been a party hereto on the date of this Agreement. Such additional materials shall include, among other things, supplements to Schedules I, II, III, and IV hereto (which Schedules shall thereupon automatically be amended and supplemented to include all information contained in such supplements) such that, after giving effect to the accession or joinder of such Subsidiary, each of such Schedules is true, complete and correct with respect to such Subsidiary as of the effective date of such accession or joinder. The execution and delivery of any such instrument of accession or joinder, and the amendment and supplementation of the Schedules hereto as provided in the immediately preceding sentence, shall not require the consent of any other Loan Party hereunder. The rights and obligations of each Loan Party hereunder shall remain in full force and effect notwithstanding the addition of any new Loan Party as a party to this Agreement.
Section 8.11    Termination; Release of Loan Parties.
(a)    Termination. Upon termination of the Commitments and payment in full of all Senior Credit Obligations (other than contingent indemnification obligations) and the expiration or termination of all Letters of Credit, the Security Interest created hereunder shall terminate. In addition, at any time and from time to time prior to such termination of such Security Interest, the Collateral Agent may release any of the Pledged Collateral as contemplated by the Credit Agreement. Upon any such release of Pledged Collateral contemplated by the immediately preceding sentence, the Collateral Agent will, upon request by and at the expense of any Loan Party, execute and deliver to such Loan Party such documents as such Loan Party shall reasonably request to evidence the release of such Pledged Collateral. Any such documents shall be without recourse to or warranty by the Collateral Agent or the Finance Parties. The Collateral Agent shall have no liability whatsoever to any Finance Party as a result of any release of Pledged Collateral by it as permitted by this Section 8.11. Upon any release of Pledged Collateral pursuant to this Section 8.11, none of the Finance Parties shall have any continuing right or interest in such Pledged Collateral or the Proceeds thereof.
(b)    Release of Loan Parties and Pledged Collateral. If any part of the Pledged Collateral is sold or otherwise disposed of or liquidated in compliance with the requirements of the Loan Documents (or such sale, other disposition or liquidation has been approved in writing by those Finance Parties whose approval is required by the applicable Finance Documents) and the proceeds of such sale, disposition or liquidation are applied in accordance with the provisions of the Finance Documents, to the extent applicable, the Collateral Agent, at the request and expense of such Loan Party, will duly release from the security interest created hereby and assign, transfer and deliver to such Loan Party (without recourse and without representation or warranty) such of the Pledged Collateral as is then being (or has been) so sold, disposed of or liquidated as may be in the possession or control of the Collateral Agent and has not theretofore been released pursuant to this Agreement.
Section 8.12    Entire Agreement. This Agreement and the other Loan Documents and, in the case of (i) the Swap Creditors, the Swap Agreements and (ii) the Cash Management Banks, the agreements or instruments governing the Cash Management Obligations, constitute the entire agreement and understanding among the parties hereto and supersede any and all prior agreements and understandings, oral or written, and any contemporaneous oral agreements and understandings relating to the subject matter hereof and thereof.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first written above.

LOAN PARTIES:	VERIFONE INTERMEDIATE HOLDINGS, INC.
By:    ________________________________
    Name:
    Title:
2099 Gateway Place, Suite 600
San Jose, CA 95110-1093
Attention:
VERIFONE, INC.
By:    ________________________________
    Name:
    Title:
2099 Gateway Place, Suite 600
San Jose, CA 95110-1093
Attention:
[SUBSIDIARY GUARANTORS]
By:    ________________________________
    Name:
    Title:

COLLATERAL AGENT:    JPMORGAN CHASE BANK, N.A.,
        as Collateral Agent

By:    ________________________________
    Name:
    Title:
[ ]

SCHEDULE I

LIST OF PLEDGED SHARES

Name of Issuer	Holder of Equity Interest	Jurisdiction	Number of Shares Authorized	Number of Shares Issued to Holder of Equity Interest	% of Interest Pledged
VeriFone, Inc.	VeriFone Intermediate Holdings, Inc.	Delaware	1,000	1,000	100.00%
Global Bay Mobile Technologies Inc.	VeriFone, Inc.	Delaware	1,000	1,000	100.00%
VeriFone International Holdings, Inc.	VeriFone, Inc.	Delaware	100	100	100.00%
Hypercom Corporation	VeriFone, Inc.	Delaware	1,000	1,000	100.00%
Hypercom U.S.A., Inc.	Hypercom Corporation	Delaware	100	100	100.00%
Hypercom Latino America Inc.	Hypercom U.S.A., Inc.	Arizona	50,000	10,000	100.00%
Hypercom EMEA Inc.	Hypercom U.S.A., Inc.	Arizona	100,000	100	100.00%
Hypercom Manufacturing Resources, Inc.	Hypercom U.S.A., Inc.	Arizona	1,000,000	100	100.00%
VeriFone (Argentina) S.A.*	VeriFone, Inc.	Argentina	12,000	11,999	65.00%
VeriFone Australia Pty. Limited*	VeriFone, Inc.	Australia	15,918,093	15,918,093	65.00%
VeriFone do Brasil Ltda.	VeriFone, Inc.	Brazil	R$36,515	R$36,514	65%
VeriFone Hong Kong Limited*	VeriFone, Inc.	Hong Kong	1,000	999	65.00%
VeriFone India Pte. Ltd*	VeriFone, Inc.	India	66,000	66,999	65%[1]
VeriFone Israel Ltd.	VeriFone, Inc.	Israel	60,000,000	24,924,947	65.00%
VeriFone, S.A. de. C.V.	VeriFone, Inc.	Mexico	50,000	49,999	65.00%
VeriFone Singapore Pte. Ltd.	VeriFone, Inc.	Singapore	51,000,000	14,760,003	65.00%
VeriFone Systems Pte. Ltd	VeriFone, Inc.	Singapore	100	3	65.00%
VeriFone Espana S.A.*	VeriFone, Inc.	Spain	10,000	9,998	65.00%
VeriFone Luxembourg S.A.R.L.*	Hypercom Corporation	Luxembourg	20,000	20,000	65%[1]

* Immaterial First Tier Foreign Subsidiary as of the Closing Date.

1 Shares are uncertificated.

SCHEDULE II

LIST OF PLEDGED NOTES
VeriFone Consolidated Group Global Intercompany Note

SCHEDULE III

LIST OF PLEDGED LLC INTERESTS

Name of Issuer	Holder of Equity Interest	Jurisdiction	Number of Interests Authorized	Number of Interests Issued to Holder of Equity Interest	% of Interest Pledged
VeriFone Media, LLC	VeriFone, Inc.	Delaware	11,111	11,111	100.00%
VeriFone B.V.*	VeriFone, Inc.	Netherlands	200,000	40,000	65%

* Immaterial First Tier Foreign Subsidiary as of the Closing Date.

1 Shares are uncertificated.

SCHEDULE III

SCHEDULE IV

LIST OF PLEDGED PARTNERSHIP INTERESTS
None.

SCHEDULE 4.01

CERTAIN POST-CLOSING MATTERS

1.	Delivery of certificated stock of first-tier foreign subsidiaries of Hypercom Corporation to be completed within 120 days after Closing.

2.	Perfection of pledge with respect to VeriFone Luxembourg S.A.R.L., VeriFone Israel Ltd., VeriFone do Brasil Ltda. and VeriFone, S.A. de. C.V. to be completed within 60 days after Closing.

3.	Perfection of pledge with respect to VeriFone Singapore Pte. Ltd. and VeriFone Systems Pte Ltd to be completed within 120 days after Closing.

4.	Delivery of certificated securities and stock powers of Carp Acquisition Corp.

EXHIBIT A

Form of Issuer Control Agreement
CONTROL AGREEMENT dated as of [As of Date] among [LOAN PARTY NAME], JPMORGAN CHASE BANK, N.A., as Collateral Agent, and [ISSUER NAME].
[Loan Party Name], [Loan Party Description] (together with its successors and permitted assigns, the “Loan Party”), and JPMorgan Chase Bank, N.A., as Collateral Agent (together with its successor or successors in such capacity, the “Collateral Agent”), [propose to enter] [have entered] into a Pledge Agreement dated as of [As of Date] (as the same may be amended, supplemented or modified from time to time, the “Pledge Agreement”), under which the Loan Party [will pledge] [has pledged] to the Collateral Agent, and [will grant] [has granted] a security interest in favor of the Collateral Agent in, all right, title and interest of the Loan Party in, to and under any and all (i) Uncertificated Securities (as defined in the Pledge Agreement), (ii) Partnership Interests (as defined in the Pledge Agreement) and
(iii) LLC Interests (as defined in the Pledge Agreement), in each case issued from time to time by [Issuer Name], [Issuer Description] (together with its successors, the “Issuer”), whether now existing or hereafter from time to time acquired by the Loan Party (all of such Uncertificated Securities, Partnership Interests and LLC Interests being herein collectively referred to as the “Pledged Interests”) to secure the payment and performance of the Finance Obligations (as defined in the Pledge Agreement). Capitalized terms defined or otherwise used in the Pledge Agreement and not otherwise defined herein have, as used herein, the respective meanings provided for therein.
The Loan Party desires that the Issuer enter into this Agreement to perfect the security interest of the Collateral Agent in the Pledged Interests, to vest in the Collateral Agent control of the Pledged Interests and to provide for the rights of the parties under this Control Agreement.
Accordingly, the parties hereto agree as follows:
Section 1.    Control by the Collateral Agent. The Loan Party hereby irrevocably agrees that, for so long as this Control Agreement remains in effect, the Collateral Agent shall have exclusive control of the Pledged Interests. In furtherance of such agreement, the Loan Party hereby irrevocably authorizes and directs the Issuer, and the Issuer hereby agrees, (i) to comply with any and all instructions (within the meaning of Section 8-102(a)(12) of the UCC) originated by the Collateral Agent regarding any or all of the Pledged Interests without further consent by the Loan Party or any other Person, and (ii) subject to the provisions of Section 2 of this Control Agreement, (A) not to comply with any instructions regarding any or all of the Pledged Interests originated by any Person other than the Collateral Agent or a court of competent jurisdiction and (B) to distribute as instructed by the Collateral Agent all interest, redemptions, distributions, dividends and other payments from time to time paid with respect to any Pledged Interests. In the case of any conflict between any instruction originated by the Collateral Agent and any instruction originated by any other Person, the Issuer shall comply only with the instruction originated by the Collateral Agent.
Section 1.    Maintenance of Pledged Interests. In addition to, and not in lieu of, the obligation of the Issuer to honor instructions and entitlement orders as agreed in Section 1 hereof, the Issuer agrees follows:
(a)    Subject to the rights of the Loan Party described herein, the Issuer agrees that, from and after the date hereof, the Pledged Interests shall be under the exclusive dominion and control of the Collateral Agent.
(b)    Upon notice by the Collateral Agent, the Issuer shall notify the Loan Party that

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EXHIBIT A

the Pledged Interests are subject to the sole control of the Collateral Agent and, thereafter, the Issuer will not accept any direction or instructions with respect to the Pledged Interests from any Person other than the Collateral Agent, unless otherwise ordered by a court of competent jurisdiction.
(c)    Until such time as the Issuer receives a notice of sole control delivered by the Collateral Agent in accordance with Section 2(b) above, the Loan Party may exercise all voting rights pertaining to the Pledged Interests.
(d)    Until such time as the Issuer receives a notice of sole control delivered by the Collateral Agent in accordance with Section 2(b) above, the Loan Party may direct the Issuer with respect to the distribution of interest, redemptions, distributions, dividends and other payments on Pledged Interests.
(e)    All notices, statements of accounts, reports, prospectuses, financial statements and other communications to be sent to the Loan Party by the Issuer in respect of the Issuer will also be sent to the Collateral Agent at the address specified on the signature pages hereto:
Section 3.    No Liability of Issuer. This Control Agreement shall not subject the Issuer to any obligation or liability except as expressly set forth herein. In particular, the Issuer need not investigate whether the Collateral Agent is entitled under the Pledge Agreement or otherwise to give an instruction or notice of sole control.
Section 4.    Representations and Warranties of the Issuer. The Issuer hereby represents and warrants that:
(a)    Except for the claims and interests of the Collateral Agent and the Loan Party in the Pledged Interests, the Issuer does not know of any claim to, or interest in, any Pledged Interests. If any Person asserts any Lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against any Pledged Interest, the Issuer will promptly notify the Collateral Agent and the Loan Party thereof.
(b)    The security interest of the Collateral Agent in the Pledged Interests has been registered on the books and records of the Issuer.
(c)    There are no other agreements entered into between the Issuer and the Loan Party with respect to the Pledged Interests, and the Issuer has not entered into, and until the termination of this Control Agreement will not enter into, any agreement with any other Person relating to the Pledged Interests pursuant to which it has agreed or will agree to comply with instructions originated by such other Person.
(d)    This Control Agreement constitutes a valid and binding agreement of the Issuer, enforceable against the Issuer in accordance with its terms.
(e)    The pledge by the Loan Party of, and the granting by the Loan Party of a security interest in, the Pledged Interests to the Collateral Agent does not violate the charter, by-laws, partnership agreement, operating agreement or any other agreement governing the Issuer or the Pledged Interests.
(f)    Pledged Interests are fully-paid and nonassessable.
Section 5.    Notices. All notices, requests or other communications to any party hereunder shall be in writing (including facsimile transmission or similar writing) and shall be given to

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EXHIBIT A

such party:
(i)    in the case of the Collateral Agent, at the address as specified on the signature pages hereto;
(ii)    in the case of the Loan Party, at:

        [Loan Party Notice Address]; and
(iii)    in the case of the Issuer, at:

        [Issuer Notice Address].
Each such notice, request or other communication shall be effective (i) if given by facsimile transmission, when transmitted to the facsimile number specified in this paragraph and confirmation of receipt is received, (ii) if given by mail, 48 hours after such communication is deposited, certified mail, return receipt requested, in the mails with appropriate first class postage prepaid, addressed as aforesaid or (iii) if given by other means, when delivered at the address specified in this paragraph. Rejection or refusal to accept, or the inability to deliver because of a changed address of which no notice was given shall not affect the validity of notice given in accordance with this paragraph.
Section 6.    Conflict with Other Agreements. In the event of any conflict between this Control Agreement (or any portion hereof) and any other agreement now existing or hereafter entered into, the terms of this Control Agreement shall prevail.
Section 7.    Amendments and Waivers. Any provision of this Control Agreement may be amended, changed, discharged, terminated or waived if, but only if, such amendment, change, discharge, termination or waiver is in writing and is signed by the Collateral Agent, the Issuer and the Loan Party.
Section 8.    Successors and Assigns. This Control Agreement shall be binding upon each of the parties hereto and inure to the benefit of the Collateral Agent and the Finance Parties and their respective successors and assigns. In the event of an assignment of all or any of the Finance Obligations, the rights hereunder, to the extent applicable to the Indebtedness so assigned, may be transferred with such indebtedness.
Section 9.    Governing Law. This Control Agreement shall be governed by and construed in accordance with the Laws of the State of New York, except as otherwise required by mandatory provisions of Law.
Section 10.    Severability.
(a)    All rights, remedies and powers provided in this Control Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of Law, and all the provisions of this Control Agreement are intended to be subject to all applicable mandatory provisions of Law which may be controlling and be limited to the extent necessary so that they will not render this Control Agreement invalid, unenforceable in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable Law.
(b)    If any provision hereof is invalid or unenforceable in any jurisdiction, then, to the fullest extent permitted by Law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Collateral Agent and the Finance Parties in order to carry out the intentions of the parties hereto as nearly as may be possible; and (ii) the invalidity or

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EXHIBIT A

unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provisions in any other jurisdiction.
Section 11.    Counterparts; Effectiveness. This Control Agreement may be executed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Control Agreement shall become effective when the Collateral Agent shall have received counterparts hereof executed by itself, the Issuer and the Loan Party. This Control Agreement may be transmitted and/or signed by facsimile or Adobe PDF file and if so transmitted or signed shall, subject to requirements of Law, have the same force and effect as a manually signed original and shall be binding on the Collateral Agent, the Issuer and the Loan Party.

[Signature Pages Follow]

4

IN WITNESS WHEREOF, the parties hereto have caused this Control Agreement to be duly executed by their respective authorized officers as of the day and year first written above.
LOAN PARTY:    [LOAN PARTY NAME]

By:    ______________________________________
    Name:
    Title:

S-1

COLLATERAL AGENT:    JPMORGAN CHASE BANK, N.A.,

By:    ______________________________________
    Name:
    Title:

[ ]

S-2

ISSUER:    [ISSUER NAME]

By:    ______________________________________
    Name:
    Title:

S-3